FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
APRIL 5, 1996
DEAN HELLER, SECRETARY OF STATE
No.438-19
                     CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF
                         INCORPORATION OF
                        CHEROKEE MINERALS
                          AND OIL, INC.

    We, the undersigned, David C. Merrell, President, and Michael C. Brown, Secretary/Treasurer, of CHEROKEE MINERALS AND OIL, INC. a Nevada corporation(the"corporation"), do hereby certify:

                                I

    The Articles of Incorporation of the corporation shall be amended as follows:

    The foregoing amendment was adopted by the shareholders of the corporation at a meeting held March 5th, 1996.

                               I I

    Pursuant to a resolution duly adopted by the shareholders of the corporation on March 5th, 1996 the 23,683,500 outstanding shares of the corporation were reversed split on a basis of 50 for 1, retaining the authorized shares at 30,000,000 and the par value at one cent ($.01) per share, with the appropriate adjustments being made in the additional paid in capital and stated capital accounts of the corporation.

                              I I I

    The number of shares entitled to vote on the amendment was 23,683,500.

                              I V

    The number of shares voted in favor of the amendment was 17,700,000 with none opposing and none abstaining.

                                            /s/David C. Merrell
                                           President

           /s/Michael C. Brown
           Sec/Treas.
STATE OF UTAH       )
                    ) ss
COUNTY OF SALT LAKE )

    On the 27th day of March 1996, personally appeared before me, a Notary Public, David C. Merrell, who acknowledged that he is the President of Cherokee Minerals and Oil, Inc. and that he is authorized to and did execute the above instrument.
                             /s/Debbie R. Baker
                  NOTARY PUBLIC

STATE OF UTAH       )
                    ) ss
COUNTY OF SALT LAKE )

    On the 27th day of March 1996, personally appeared before me, a Notary Public, Michael C. Brown, who acknowledged that he is the Secretary/Treasurer of Cherokee Minerals and Oil, Inc. and that he is authorized to and did execute the above instrument.

                            /s/Debbie R. Baker
                                    NOTARY PUBLIC